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                                                                  EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), dated as of May 10, 1996, is entered into between RAMCO-GERSHENSON PROPERTIES TRUST, formerly known as RPS Realty Trust, a Massachusetts business trust (the "Trust"), and DENNIS GERSHENSON ("Executive"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Amended and Restated Master Agreement, dated as of December 27, 1995, as amended by the First Amendment to Amended and Restated Master Agreement dated March 19, 1996, by and among RPS Realty Trust, a Massachusetts business trust, Ramco-Gershenson, Inc., a Michigan corporation, Joel Gershenson, Dennis Gershenson, Bruce Gershenson, Richard Gershenson, Michael A. Ward, Michael A. Ward, Trustee U/T/A dated 2/22/77, as amended, Ramco-Gershenson Properties, L.P., a Delaware limited partnership and the Ramco Contributing Parties listed on Schedule A attached thereto (as amended, the "Master Agreement").

                                    RECITALS

     A. The Trust is a business trust intended to be qualified and to operate as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

     B. The Trust is the general partner of Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), which has, among other things, acquired various shopping center properties from Subsidiaries of the Trust and partnerships managed and controlled by Ramco-Gershenson, Inc. ("Ramco Management") or its affiliates.

     C. Executive is one of the five principals of Ramco Management (the "Ramco Principals"). The Trust wishes to employ Executive and the other Ramco Principals, and Executive wishes to be employed by the Trust, on the terms and conditions set forth below.

     THEREFORE, the parties agree as follows:

     1. EMPLOYMENT DUTIES. During the Term (as defined in paragraph 2 below), the Trust will employ Executive as its President and Chief Executive Officer. Except as permitted by Executive's Noncompetition Agreement with the Trust, Executive will devote substantially all of his business time and attention to the performance of his duties under this Agreement. Executive initially shall have the duties, rights and responsibilities normally associated with his position with the Trust consistent with the Amended and Restated Declaration of Trust of the Trust, as amended, together with such other reasonable duties relating to the operation of the business of the Trust and its affiliates as may be assigned to him from time to time by the Board of Trustees of the Trust (the "Board") or may otherwise be provided for in such Bylaws. If the Trust shall so request, Executive shall become and shall, at any time during the term of this Agreement as the Trust shall so request, act as a trustee of the Trust and/or as an officer and/or director of any of the Subsidiaries of the Trust as they may now exist or may be established by the Trust in the future without any compensation other than that provided for in paragraph 3.

     2. TERM. The term of Executive's employment under this Agreement (the "Term") will begin on the date of this Agreement and will continue, subject to the termination provisions

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set forth in paragraph 5 below, until the third anniversary of the date hereof;
provided that, if the Board has considered whether or not to extend the Term at a meeting held not more than 90 days or less than 30 days prior to the expiration of the Term, the Term will automatically be extended for one year unless either the Trust or Executive gives written notice of non-extension to the other at least 20 days prior to the expiration of the Term.

     3.  SALARY AND BONUS.

          a. Salary. During each year of the Term, Executive will receive a salary at the annual rate of $100,000, which salary will be subject to increase as set forth below (as so increased, the "Base Salary"). The Compensation Committee of the Trust's Board of Trustees (the "Committee") will review Executive's Base Salary on an annual basis, and the Committee, upon such review and in its sole discretion, may increase or decrease the Base Salary by an amount which the Committee deems appropriate in light of the Trust's and Executive's performance during the period covered by such review; provided, however, that the Base Salary will not be reduced below $100,000 per annum. The Base Salary will be payable to Executive in accordance with the Trust's standard payroll practices.

          b. Bonus. In addition to the Base Salary, the Trust will pay to Executive performance-based bonus compensation for each fiscal year of the Trust, not later than 60 days following the end of each fiscal year or the expiration of the Term as a result of the nonextension thereof or as otherwise specified in paragraph 6 below, as the case may be, prorated on a per diem basis for partial fiscal years, as determined by the Committee but not less than that determined and calculated in accordance with the formula set forth on Exhibit "A" hereto.

     4. FRINGE BENEFITS. In addition to the other compensation payable pursuant to this Agreement, during the Term:

          a. Standard Benefits. Executive will be entitled to receive such fringe benefits and perquisites, including medical, dental, disability and life insurance, as are generally made available from time to time to management employees and Executives of the Trust and as was provided to Executive by Ramco Management on December 31, 1995, and to participate in any pension, profit-sharing, stock option or similar plan or program established from time to time by the Trust for the benefit of its employees.

          b. Vacation and Sick Leave. Executive will be entitled to such periods of paid vacation and sick leave allowance each year (not less than four weeks) that are consistent with the Trust's vacation and sick leave policy for senior management.

          c. Business Expenses. The Trust will pay or reimburse Executive for all business-related expenses incurred by Executive in the course of his performance of duties under this Agreement, subject to the procedures established by the Trust from time to time with respect to incurrence, substantiation, reasonableness and approval. The business-related expenses to be paid for or reimbursed by the Trust hereunder will include those expenses paid for or reimbursed



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by Ramco Management for the benefit of Executive for the year ending December
31, 1995, including professional licensing and association fees and dues, professional journal subscriptions and errors and omissions insurance coverage.

          d. Stock Options. Executive shall be entitled to participate in employee stock option plans from time to time established for the benefit of employees of the Trust in accordance with the terms and conditions of such plans. On the date hereof, Executive shall receive a grant of 24,000 stock options pursuant to the Trust's 1996 Share Option Plan, which options shall vest in three equal annual installments on the first, second and third anniversaries of the date hereof. The option exercise price with respect to the stock options granted on the date hereof shall be equal to the OPV per share. None of the terms of any such option shall be modified without Executive's consent. Within 60 days after the date hereof, the Trust shall file a registration statement on Form S-8 registering under the Securities Act of 1933, as amended (the "Securities Act") the shares of beneficial interest of the Trust sold to Executive upon the exercise of the options granted to Executive pursuant to this paragraph 4(d) (collectively, the "Registrable Securities"). The Trust shall use commercially reasonable efforts to maintain the effectiveness of such registration statement under the Securities Act until the earlier of (i) the date the Registrable Securities are no longer eligible for registration on Form S-8 or (ii) the date the Registrable Securities are permitted to be disposed of pursuant to Rule 144(k) (or any successor rule) under the Securities Act.

     5.  TERMINATION OF EMPLOYMENT.

          a. Death and Disability. Executive's employment under this Agreement will terminate immediately upon his death and upon 30 days' prior written notice given by the Trust in the event Executive is determined to be "permanently disabled" (as defined below).

          b. For Cause. The Trust may terminate Executive's employment under this Agreement for "Cause" (as defined below), upon providing Executive 30 days' prior written notice of termination, which notice will describe in detail the basis of such termination and will become effective on the 30th day after Executive's receipt thereof unless Executive (i) cures the alleged violation or other circumstance which was the basis of such termination within such 30-day notice period or (ii) sends, within such 30-day notice period, written notice to the Board of Trustees of the Trust disputing in good faith the existence of Cause and requesting arbitration of such dispute pursuant to paragraph 8 below. During the pendency of the arbitration, Executive will continue to receive all compensation and benefits to which he is entitled hereunder. If the Trust is not successful in obtaining a determination by the arbitrators that there was Cause for termination, the Trust will pay Executive's reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements, in connection with such dispute resolution.

          c. For Good Reason. Executive may terminate his employment under this Agreement for "Good Reason" (as defined below) upon providing the Trust 30 days' prior written notice of termination, which notice will detail the basis of such termination and will become effective on the 30th day after the Trust's receipt thereof unless the Trust cures the alleged



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violation or other circumstance which was the basis of such termination within such 30-day notice period.

            d.  Definitions.  For purposes of this Agreement:

                 (i) Executive will be deemed "permanently disabled" if he becomes unable to discharge his normal duties as contemplated under this Agreement for more than six consecutive months as a result of incapacity due to mental or physical illness by a physician acceptable to Executive and the Trust and paid by the Trust, whose determination will be final and binding. If Executive and the Trust are unable to agree on a physician, Executive and the Trust will each choose one physician who will mutually choose the third physician, whose determination will be final and binding.

                 (ii) "Cause" means either (A) a material breach by Executive of any material provisions of this Agreement or of the Noncompetition Agreement, but only if, after notice provided in subparagraph (b) above, Executive fails to cure such breach or, if such breach is not subject to cure, fails on an on-going basis thereafter to comply with the provisions of this Agreement or of the Noncompetition Agreement, as the case may be, with respect to which he was in such breach; (B) action by Executive constituting willful malfeasance or gross negligence, having a material adverse effect on the Trust; (C) an act of fraud, misappropriation of funds or embezzlement by Executive in connection with his employment hereunder; or (D) Executive is convicted of, pleads guilty to or confesses to any felony.

                 (iii) "Good Reason" means the occurrence of any of the following, without the prior written consent of Executive: (A) any substantial diminution of duties, responsibilities or status, or other imposition by the Trust of unreasonable requirements or working conditions on Executive, which are not withdrawn or corrected within a 30-day period following notice by Executive to the Trust of such diminution or imposition; (B) a material breach by the Trust of any of its material obligations under this Agreement, but only if (x) after expiration of the 30-day notice period provided in subparagraph (c) above, the Trust fails to cure such breach or (y) notwithstanding such cure, the Trust willfully and repeatedly breaches its obligations under this Agreement; (C) a relocation of the Trust's principal executive offices or of Executive's principal place of employment to a location more than 25 miles from Southfield, Michigan; (D) if, after any election of Trustees, at least two Ramco Principals are not members of the Board or the Ramco Principals would constitute less than 20% of the members of the Board (provided that at least two of the Ramco Principals are ready, willing and able to serve on the Board); or
            (E) a "change of control" as defined below. Notwithstanding the foregoing, if at any time after the date of this Agreement the Ramco Principals own shares or OP Units convertible into less than 15% of the


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            issued and outstanding Shares of the Trust, clause (D) shall be inapplicable and shall not be deemed "good reason" for termination of employment. Executive will be deemed not to have consented to any proposal resulting in any of the foregoing changes unless he will have given written notice of his consent thereto to the Board of Trustees of the Trust within fifteen (15) days after receipt of a written proposal describing the change. If Executive will not give such consent, the Trust will have the opportunity to withdraw such proposed change by written notice to Executive given within 15 days after expiration of the foregoing 15-day period.

                 (iv) A "change in control" shall occur if any person or group of commonly controlled persons, other than the Ramco Principals or their affiliates, owns or controls, directly or indirectly, more than twenty-five percent (25%) of the voting control or value of the capital stock of the Trust, or of securities convertible into or exchangeable for capital stock of the Trust.

     6.     BENEFITS UPON TERMINATION.

            a. Termination upon Death or Permanent Disability. Upon termination of Executive's employment under this Agreement resulting from his death or permanent disability, the Trust will remain obligated to pay to Executive or his legal representatives his Base Salary and bonus, as provided in paragraph 3 above, for an additional period equal to 12 months from the effective date of termination (such additional period being referred to in this Agreement as the "Severance Period"). In the event of a termination upon Executive's permanent disability, Executive will also remain entitled to receive, during the Severance Period, those fringe benefits specified in paragraph 4 above, including coverage under all insurance programs and plans. The payment of such Base Salary and bonus will be made during the Severance Period at the same times as such amounts would have been paid pursuant to paragraph 3 above had Executive's employment not have been terminated and had the Term expired at the end of the Severance Period.

            b. Termination with Cause or Resignation. Upon termination of Executive's employment by the Trust pursuant to paragraph 5(b) above or a voluntary resignation by Executive (other than for Good Reason pursuant to paragraph 5(c) above), the Trust will remain obligated to pay Executive only the unpaid portion of his Base Salary, bonus and benefits (including the value of any untaken vacation time to the extent Executive has, during the year in which such termination occurs, taken less vacation time than permitted to him hereunder), to the extent accrued through the effective date of termination. Any amount due under this subparagraph will be payable within 30 days after the date of termination.

            c. Termination without Cause or for Good Reason. Upon termination of Executive's employment (x) by the Trust other than for Cause or upon Executive's death or permanent disability or (y) by Executive for Good Reason, Executive will be entitled to the benefits provided below:



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                 (i)  the Trust will pay Executive his Base Salary through the date of termination;

                 (ii) the Trust will pay as severance pay to Executive, not later than the 30th day following the date of termination, a lump sum severance payment (the "Severance Payment") equal to the greater of (x) the aggregate of all compensation due to Executive hereunder during the balance of the Term, assuming that the annual bonuses payable to Executive during such period will equal the average of the annual bonuses paid to Executive under this Agreement prior to termination of employment, or (y) 2.99 times (or, after the second anniversary of the date of this Agreement, 1.99 times) the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation. If Section 280G of the Code (and any successor provisions thereto) is repealed or otherwise inapplicable, then the Severance Payment will equal 2.99 (or, after the second anniversary of this agreement, 1.99 times) times the average of Executive's annual compensation for both complete and partial calendar years during so much of the five calendar year period preceding the calendar year in which the termination occurs during which Executive was so employed, determined by analyzing any compensation (other than non-recurring items) includable in Executive's gross income for any partial calendar year and then adding such non-recurring items to such annualized compensation. Compensation payable to Executive by the Trust will include every type and form of compensation includable in Executive's gross income in respect of his employment by the Trust, including compensation income recognized as a result of Executive's exercise of stock options or sale of the stock so acquired, except to the extent otherwise provided in Section 280G of the Code and any temporary or final regulations promulgated thereunder;

                 (iii) if in the opinion of tax counsel elected by Executive and reasonably acceptable to the Trust, any portion of any payment made to Executive, including without limitation, the Severance Payment constitutes an excess "parachute payment" within the meaning of Section 280G(b)(1) of the Code, the Trust will pay Executive an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by Executive under Section 4999 of the Code with respect to the Severance Payment and the Additional Amount, plus (ii) all federal, state or local income taxes payable by Executive with respect to the Additional Amount; and

                 (iv) for the duration of the Term, those fringe benefits specified in paragraph 4(a) above, including coverage under all insurance programs and plans.



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            d.  No Mitigation.  Executive will not be required to mitigate the amount of any payment provided for in this paragraph 6 by seeking other employment or otherwise, nor will the amount of any payment or benefit provided for in this paragraph 6 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise.

            e. Expiration of this Agreement. In the event the Term of this Agreement expires without having otherwise been previously terminated pursuant to paragraph 5 above or by the Trust without cause, Executive will not be entitled to any severance compensation whatsoever under this paragraph 6.

      7. INDEMNIFICATION. To the full extent permitted by applicable law, Executive shall be indemnified and held harmless for any action or failure to act in his capacity as a director, trustee, officer or employee of the Trust. In furtherance of the foregoing and not by way of limitation, if Executive is a party or is threatened to be made a party to any suit because he is a director, trustee, officer or employee of the Trust, he shall be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Trust, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this Section shall be in addition to any other indemnification by the Trust of its officers and trustees. Expenses incurred by the Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Executive to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the Trust. Such undertaking shall be accepted without reference to the financial ability of such Executive to make repayment. The Trust shall use commercially reasonable efforts to maintain in effect for the Term of this Agreement a directors' and officers' liability insurance policy, with a policy limit of at least $10,000,000 (which may be spread over a multiple year period), subject to customary exclusions, with respect to claims made against officers and directors of the Trust; provided, however, the Trust shall be relieved of this obligation to maintain directors' and officers' liability insurance if, in the good faith judgment of the Trust, it cannot be obtained at a reasonable cost.

      8. ARBITRATION. The parties hereto will endeavor to resolve in good faith any controversy, disagreement or claim arising between them, whether as to the interpretation, performance or operation of this Agreement or any rights or obligations hereunder. If they are unable to do so, any such controversy, disagreement or claim will be submitted to binding arbitration, for final resolution without appeal, by either party giving written notice to the other of the existence of a dispute which it desires to have arbitrated. The arbitration will be conducted in Detroit, Michigan by a panel of three (3) arbitrators and will be held in accordance with the rules of the American Arbitration Association. Of the three arbitrators, one will be selected by the Trust, one will be selected by Executive and the third will be selected by the two arbitrators so selected. Each party will notify the other party of the arbitrator selected by him or it within



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fifteen (15) days after the giving of the written notice referred to in this paragraph 8. The decision and award of the arbitrators must be in writing and will be final and binding upon the parties hereto, with the same effect as an arbitration pursuant to Michigan Compiled Laws Annotated Section 600.5001. Judgment upon the award may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of arbitration will be borne in accordance with the determination of the arbitrators with respect thereto, except as otherwise specified in paragraph 5(b) above. Pending a decision by the arbitrators with respect to the dispute or difference undergoing arbitration, all other obligations of the parties will continue as stipulated herein, and all monies not directly involved in such dispute or difference will be paid when due.

      9.  MISCELLANEOUS.

            a. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

            b. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction will remain binding and enforceable.

            c. The rights and obligations of the Trust under this Agreement inure to the benefit of, and will be binding on, the Trust and its successors and permitted assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement will inure to the benefit of, and will be binding upon, Executive and his heirs, personal representatives and permitted assigns; provided, however, Executive shall not be entitled to assign or delegate any of his rights and obligations under this Agreement without the prior written consent of the Trust; provided, further, that the Trust shall not have the right to assign or delegate any of its rights or obligations under this Agreement except to a corporation, partnership or other business entity that is, directly or indirectly, controlled by the Trust.

            d. Any notice to be given under this Agreement will be personally delivered in writing or will have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Trust, will be addressed to its principal place of business, attention: Secretary, and if mailed to




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Executive, will be addressed to him at his home address last known on the records of the Trust or at such other address or addresses as either the Trust or Executive may hereafter designate in writing to the other.

            e. The failure of either party to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy will not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

            f. This Agreement will be governed by and construed according to the laws of the State of Michigan.

            g. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and will not be used in construing it.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


                               RAMCO-GERSHENSON PROPERTIES TRUST



                               By:  /s/ Bruce Gershenson
                                    ---------------------------------
                                    Name: Bruce Gershenson
                                    Title: Treasurer




                               /s/ Dennis Gershenson
                               ----------------------------------
                               Dennis Gershenson




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                                                              EXHIBIT A

                               Bonus Calculation

     The bonus compensation payable to Executive pursuant to paragraph 3(b), for each year of the Agreement, will equal the following:

     (a) if the Trust's Funds From Operation per outstanding Share, on an annualized basis for any partial year, with respect to the year for which the bonus relates increase less than 5% from the Company's Funds From Operation per outstanding Share for the previous year, then 0%;

     (b) if the Trust's Funds From Operation per outstanding Share, on an annualized basis for any partial year, with respect to the year for which the bonus relates increase at least 5% but less than 7% from the Trust's Funds From Operation per outstanding Share for the previous year, then 15% of Executive's Base Salary for the year for which the bonus is to be paid;

     (c) if the Trust's Funds From Operation per outstanding Share, on an annualized basis for any partial year, with respect to the year for which the bonus relates increase at least 7% but less than 10% from the Trust's Funds From Operation per outstanding Share for the previous year, then 22.5% of Executive's Base Salary for the year for which the bonus is to be paid;

     (d) if the Trust's Funds From Operation per outstanding Share, on an annualized basis for any partial year, with respect to the year for which the bonus relates increase at least 10% but less than 15% from the Trust's Funds From Operation per outstanding Share for the previous year, then 30% of Executive's Base Salary for the year for which the bonus is to be paid;

     (e) if the Trust's Funds From Operation per outstanding Share, on an annualized basis for any partial year, with respect to the year for which the bonus relates increase by 15% or more from the Trust's Funds From Operation per outstanding Share for the previous year, then 50% of Executive's Base Salary for the year for which the bonus is to be paid.